EXHIBIT 99.1


For Immediate Release                              For more information contact:
Wednesday, October 27, 2004                  Frank T. Kane, Vice President & CFO



                           Chromcraft Revington, Inc.
                          Reports Third Quarter Results


     Delphi, Indiana, October 27, 2004 - Chromcraft Revington, Inc. (AMEX:CRC) today reported net earnings for the three months ended October 2, 2004 of $1,979,000, or $.47 per share on a diluted basis, as compared to $2,619,000, or $.62 per share on a diluted basis, for the same period last year. Sales for the third quarter decreased 7.3% to $41,658,000 from $44,951,000 in the year earlier quarter.

     For the nine months ended October 2, 2004 net earnings were $5,511,000, or $1.31 per share on a diluted basis, as compared to $6,399,000, or $1.53 per share on a diluted basis, for the prior year period. Sales for the first nine months of 2004 were $130,763,000, a 5.6% decrease from the year earlier period. Net earnings for the nine months ended October 2, 2004 included a previously reported pre-tax charge of $1,100,000, or $.16 per share after-tax, recorded in the first quarter of 2004, to reflect a minimum annual supplemental retirement benefit payable to Michael E. Thomas, Chairman, President and Chief Executive Officer. The charge resulted from an amendment to Mr. Thomas' employment and supplemental retirement agreements with the Company dated March 3, 2004.

     Net earnings for 2003 included three previously reported non-recurring items: a $950,000 pre-tax inventory write down for slow moving bedroom furniture, a $3,650,000 pre-tax non-cash gain from the resolution of a claim that existed as part of the Company's earlier acquisition of a subsidiary and $515,000 of additional income tax expense for a change in estimate of the tax basis of certain acquired assets. The net effect of these items added $.28 to earnings per share, on a diluted basis, for the three and nine months ended September 27, 2003.

     Commenting on third quarter results, Thomas said that the sales decrease from last year was the result of lower shipments of dining room, bedroom, occasional and commercial furniture. The sales decline was mainly due to foreign import competition. Thomas pointed out that earnings for the current quarter were higher compared to the third quarter of 2003, after eliminating the net gain from non-recurring items, primarily due to cost reductions. Looking ahead, Thomas noted that incoming orders and backlog continue to remain below year ago levels.

     Chromcraft Revington designs, manufactures and sells residential and commercial furniture throughout the United States under the "Chromcraft," "Peters-Revington," "Silver Furniture," "Cochrane Furniture" and "Sumter Cabinet" brand names. The Company's strategy is to operate as a low-cost, high quality manufacturer of residential and commercial furniture. To achieve this goal, the Company has increased imports of low-cost labor intensive furniture components from the Pacific Rim to supplement the Company's furniture manufacturing. Using this blended approach of domestic manufacturing and selective importing, the Company is better able to control the quality of furniture and service to its customers.












                                                        More....................
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            Condensed Consolidated Statements of Earnings (unaudited)
                           Chromcraft Revington, Inc.
                      (In thousands, except per share data)

                                                     Three Months Ended             Nine Months Ended
                                                  ------------------------       ------------------------
                                                   Oct. 2,       Sept. 27,        Oct. 2,        Sept. 27,
                                                     2004           2003            2004           2003
                                                  ---------      ---------       ---------      ---------
Sales                                             $  41,658      $  44,951       $ 130,763      $ 138,548
                                                  ---------      ---------       ---------      ---------
Gross margin                                          9,297          8,765          29,878         29,398
Selling, general and administrative expenses          5,881          7,084          20,342         20,993
Other (income)                                           --         (3,650)             --         (3,650)
                                                  ---------      ---------       ---------      ---------
Operating income                                      3,416          5,331           9,536         12,055
Interest expense                                        204            276             590            904
                                                  ---------      ---------       ---------      ---------
Earnings before income tax expense                    3,212          5,055           8,946         11,151
Income tax expense                                    1,233          2,436           3,435          4,752
                                                  ---------      ---------       ---------      ---------
Net earnings                                      $   1,979      $   2,619       $   5,511      $   6,399
                                                  =========      =========       =========      =========


Earnings per share of common stock
       Basic                                      $     .48      $     .63       $    1.33      $    1.55
       Diluted                                    $     .47      $     .62       $    1.31      $    1.53


Shares used in computing earnings
    per share
      Basic                                           4,155          4,127           4,132          4,120
      Diluted                                         4,224          4,209           4,212          4,190

                                                                         More...
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                Condensed Consolidated Balance Sheets (unaudited)
                           Chromcraft Revington, Inc.
                                 (In thousands)

                                                      Oct. 2,     Sept. 27,     Dec. 31,
                                                        2004         2003         2003
                                                      -------      -------      -------
Accounts receivable                                   $22,045      $23,021      $17,768
Inventories                                            36,695       36,400       30,868
Prepaid expenses and other                              2,065        2,326        1,362
                                                      -------      -------      -------

      Current assets                                   60,805       61,747       49,998

Property, plant and equipment, net                     33,107       35,846       35,166
Other long-term assets                                    823        1,087          736
                                                      -------      -------      -------

      Total assets                                    $94,735      $98,680      $85,900
                                                      =======      =======      =======

Current portion of bank debt                          $ 5,000      $ 6,250      $ 5,000
Accounts payable                                        5,624        6,177        4,642
Accrued liabilities                                     9,536       12,372       10,312
                                                      -------      -------      -------

      Current liabilities                              20,160       24,799       19,954

Bank debt                                               9,050       17,000        7,050
Other long-term liabilities                             5,076        5,066        5,098
                                                      -------      -------      -------

      Total liabilities                                34,286       46,865       32,102

Stockholders' equity                                   60,449       51,815       53,798
                                                      -------      -------      -------

      Total liabilities and stockholders' equity      $94,735      $98,680      $85,900
                                                      =======      =======      =======

                                                                         More...

           Condensed Consolidated Statements of Cash Flows (unaudited)
                           Chromcraft Revington, Inc.
                                 (In thousands)

                                                                        Nine Months Ended
                                                                     ----------------------
                                                                     Oct. 2,      Sept. 27,
                                                                      2004          2003
                                                                     -------       -------
Operating Activities
   Net earnings                                                      $ 5,511       $ 6,399
      Adjustments to reconcile net earnings to net
         cash provided by (used in) operating activities
           Depreciation expense                                        2,841         3,412
           Deferred income taxes                                        (278)        1,501
           Non-cash gain on the resolution of a claim                     --        (3,650)
           Non-cash ESOP compensation expense                            758           635
           Stock option compensation expense                             149           148
           Changes in assets and liabilities
               Accounts receivable                                    (4,277)       (4,479)
               Inventories                                            (5,827)        3,412
               Prepaid expenses and other                             (1,024)       (1,286)
               Accounts payable and accrued liabilities                  154            67
               Other                                                     576           423
                                                                     -------       -------

   Cash provided by (used in) operating activities                    (1,417)        6,582
                                                                     -------       -------

Investing Activities
   Capital expenditures, net                                            (787)         (564)
                                                                     -------       -------

   Cash used in investing activities                                    (787)         (564)
                                                                     -------       -------

Financing Activities
   Net borrowing (repayment) under a bank revolving credit line        5,750        (2,300)
   Principal payments on bank term loan                               (3,750)       (2,500)
   Stock repurchases                                                      --        (2,226)
   Exercise of stock options, net of tax benefit                         204         1,008
                                                                     -------       -------

   Cash provided by (used in) financing activities                     2,204        (6,018)
                                                                     -------       -------

Net change in cash                                                        --            --

Cash at beginning of period                                               --            --
                                                                     -------       -------

Cash at end of period                                                $    --       $    --
                                                                     =======       =======